SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                                   May 5, 1999

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                             THERMORETEC CORPORATION
             (Exact name of Registrant as specified in its charter)


Delaware                        1-12636                   59-3203761
(State or other               (Commission              (I.R.S. Employer
jurisdiction of               File Number)             Identification Number)
incorporation or
organization)


Damonmill Square
9 Pond Lane, Suite 5A
Concord, Massachusetts                                      01742-2851
 (Address of principal executive offices)                   (Zip Code)


                                 (978) 371-3200
                         (Registrant's telephone number
                              including area code)



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Item 5.     Other Events


      On May 5, 1999, Thermo Electron Corporation ("Thermo Electron"), the Registrant's ultimate parent corporation, announced modifications to its previously announced plan to merge the Registrant, along with The Randers Killam Group Inc. ("Randers"), a majority-owned, publicly traded subsidiary of Thermo TerraTech Inc. ("TerraTech"), the Registrant's parent corporation, into TerraTech. Thermo Electron announced that, under the modified plan, each of the Registrant, Randers, and TerraTech would be merged into and become wholly owned subsidiaries of Thermo Electron. Public shareholders of each of the Registrant, Randers, and TerraTech would receive shares of common stock of Thermo Electron in exchange for their shares of the common stock of the Registrant, Randers, and TerraTech, respectively.

      The completion of these transactions is subject to numerous conditions, including the establishment of prices and exchange ratios, confirmation of anticipated tax consequences, approval by the directors of each of the Registrant, Randers, and TerraTech, including the independent directors of such companies, negotiation and execution of definitive purchase and sale or merger agreements, clearance by the Securities and Exchange Commission of a registration statement and proxy materials regarding the proposed transactions, and, where appropriate, receipt of fairness opinions from investment banking firms.



Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Financial Statements of Business Acquired: not applicable.

      (b)   Pro Forma Financial Information: not applicable.

      (c)   Exhibits: not applicable.


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                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 12th day of May, 1999.



                                   THERMORETEC CORPORATION



                                   By:  /s/ Theo Melas-Kyriazi
                                        Theo Melas-Kyriazi
                                        Chief Financial Officer